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                                                                    EXHIBIT 99.2

                                                           FOR IMMEDIATE RELEASE

                          ATLANTIC PREMIUM BRANDS NAMES
                         NEW PRINCIPAL EXECUTIVE OFFICER

         NORTHBROOK, ILLINOIS, January 9, 2003 - Atlantic Premium Brands, Ltd. (AMEX - "ABR") announced today that Thomas M. Dalton, the Company's current Chief Financial Officer and Chief Operating Officer, has been appointed to the additional position of President, effective immediately.

         Commenting on the announcement, Merrick Elfman, Chairman of the Company's Board of Directors, said: "We are fortunate to have an experienced executive in Tom Dalton, who is well prepared to now fulfill the responsibilities of President of the Company."

         Atlantic Premium Brands, Ltd., (fiscal 2001 revenues of $135 million) through its operations in Texas, Louisiana, and Oklahoma, manufactures, markets and distributes food products for customers in a twelve-state region. The Company markets and distributes a range of fresh, refrigerated and frozen branded and private label food products under brand names including Blue Ribbon, J.C. Potter, Richard's Cajun Foods, Carlton, Texas Traditions, and Cajun Favorites.

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         For further information, contact Thomas M. Dalton at (847) 412-6200.